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                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            DAMEN FINANCIAL CORPORATION
                            ---------------------------
                  (Name of Registrant as Specified in its Charter)

           PAUL J. DUGGAN AND THE COMMITTEE TO ENHANCE SHAREHOLDER VALUE
           -------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
          0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

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                                   PAUL J. DUGGAN
                                        and
                     THE COMMITTEE TO ENHANCE SHAREHOLDER VALUE
                             53 West Jackson Boulevard
                                 Chicago, IL  60604
                              Toll Free (888) 522-5332
                    ____________________________________________

                      IN OPPOSITION TO THE BOARD OF DIRECTORS
                              OF DAMEN FINANCIAL CORP.
                    ____________________________________________

Dear Fellow Stockholder:

     Enclosed are proxy materials in opposition to the Board of Directors of Damen Financial Corporation ("Damen" or the "Company"). These materials set out the reasons I believe you should support our efforts to:

     (1)  elect three directors to the Damen Board of Directors, and

     (2) pass a stockholder proposal to appoint an investment banker and establish a committee composed of independent directors to evaluate proposals to sell or merge the Company.

     Our director candidates and the stockholder proposal are outlined in greater detail in the enclosed proxy statement.

     WE BELIEVE THAT THE CURRENT MANAGEMENT AND BOARD OF DIRECTORS OF DAMEN HAVE FAILED TO MAXIMIZE STOCKHOLDER VALUE AND THE PROFITABILITY OF THE COMPANY.

     You can support my efforts to bring change to Damen's Board by signing, dating, completing and returning the enclosed BLUE proxy card. Please remember, if you do not return a proxy card your shares will not be voted on important matters being considered at Damen's annual meeting.

     Please note, the Delaware Chancery Court ruled that the date for the annual meeting is February 26, 1999 and the record date is January 11, 1999, and accordingly for purposes of the enclosed proxy statement February 26, 1999 shall be considered the date of the Annual Meeting and January 11, 1999 shall be considered the record date.

     If you have any questions please call me toll free at (888) 522-5332, or my proxy solicitor:
                                  The Altman Group
                           (212) 681-9600 (call collect)

Thank you for your consideration.

                                         Sincerely,

                                         /s/ Paul J. Duggan
                                         --------------------------------------
                                         Paul J. Duggan
                                         Committee to Enhance Shareholder Value